UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2009

RCN Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16805	22-3498533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

196 Van Buren Street, Herndon, Virginia	20170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 434-8200

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers.

On January 8, 2009, Mr. Michael Katzenstein, Chairman of the Board of Directors, advised RCN Corporation that he will not stand for re-election at the Company’s annual meeting in June 2009. As a result of the recent acquisition of his company, CXO, LLC, Mr. Katzenstein will not be permitted by the policies of his new company to stand for re-election. Mr. Lee Hillman has been elected Vice Chairman of the Board and will succeed Mr. Katzenstein as Chairman of the Board on or prior to the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN CORPORATION

Date: January 12, 2009

By: /s/ Michael T. Sicoli
      Name: Michael T. Sicoli
      Title: Executive Vice President and
                Chief Financial Officer